Exhibit 4.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, ADDRESSED TO IRIDEX CORPORATION AT 1212 TERRA BELLA AVENUE, MOUNTAIN VIEW, CA 94043, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YEILD TO MATURITY OF THE NOTE.

IRIDEX CORPORATION

Senior Convertible Promissory Note

due August 7, 2026

Note No. 1 $4,200,000
Dated: August 7, 2024 (the “Issuance Date”)

For value received, IRIDEX Corporation, a Delaware corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Asset Management IX LLC, a Delaware limited liability company (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of FOUR MILLION TWO HUNDRED THOUSAND DOLLARS ($4,200,000) (the “Principal Amount”).

All payments under or pursuant to this Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on August 7, 2026 (the “Maturity Date”)

or at such earlier time as provided herein. All calculations made pursuant to this Note shall be rounded down to three decimal places.

ARTICLE 1
1.1
Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of August 4, 2024 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.
1.2
Interest. Other than as set forth in Section 2.2 herein, this Note shall not bear interest.
1.3
Principal Installment Payments. Commencing on the date that is one hundred twenty (120) days from the Issuance Date, the Maker shall repay to the Holder the Outstanding Principal Amount hereunder in twenty (20) consecutive monthly installments (each, a “Monthly Payment”), on such date and each one (1) month anniversary thereof (each, a “Payment Date”), an amount equal to Two Hundred Ten Thousand and Zero/100 Dollars ($210,000.00), until the Outstanding Principal Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, repayment, conversion or redemption of this Note in accordance with the terms herein. The Monthly Payments shall, at the Maker’s option, be made in (i) cash, (ii) Repayment Shares, or (iii) a combination of cash and Repayment Shares; provided that the number of Repayment Shares to be delivered in accordance with clause (ii) or (iii) shall be determined by dividing (X) the portion of the Principal Amount being paid in shares of Common Stock, by (Y) the Repayment Share Price; provided, however, that no portion of the Principal Amount may be paid in Repayment Shares unless such Repayment Shares (A) may be immediately resold pursuant to Rule 144 by Persons other than the Company’s Affiliates or holders of Conversion Shares that have been the Company’s Affiliates at a time during the immediately preceding three months, without restriction on the number of shares to be sold or manner of sale, or (B) are registered for resale under the 1933 Act and the registration statement is in effect and lawfully usable to effect immediate sales of such Repayment Shares. The Company must provide advance written notice to the Holder of whether it will elect to pay a Monthly Payment in cash, Repayment Shares or a combination thereof as follows: (i) with respect to the first Monthly Payment, at least ten (10) Business Days before the Payment Date, and (ii) with respect to each Monthly Payment thereafter, within three (3) Business Days of the prior Payment Date; provided, however, that if no such notice is provided within the timeframes set forth above, such Monthly Payments shall be made in Repayment Shares. Any Monthly Payment made in cash shall also include an additional payment in cash of four percent (4%) of such Monthly Payment which shall be in addition to any other amounts owing under this Note and shall not be applied towards the Outstanding Principal Amount. Notwithstanding the foregoing, with respect to no more than two of the Monthly Payments , the Holder may elect by delivering written notice to the Maker of its election to increase such Monthly Payment at least two (2) Trading Days prior to the applicable Payment Date for such Monthly Payment to increase the amount of such Monthly Payment to up to eight hundred thousand dollars ($800,000.00); provided that any such increased Monthly Payment shall be made in Repayment Shares. In respect of any particular Monthly Payment elected to be increased by the Holder, the Holder may provide one or more notices to the Maker of its election to increase such

Monthly Payment at least two (2) Trading Days prior to, or at any time following, the applicable Payment Date; provided that such notice shall be provided to the Company before the date that is two (2) Trading Days prior to the next succeeding Payment Date and that the amounts of the increases elected in such notices shall not cause the amount of such Monthly Payment to exceed in the aggregate $800,000.00. Following any such increased Monthly Payment, the amount of such increase shall be deducted from the amount of the last Monthly Payment owing hereunder until such Monthly Payment is reduced to zero and each Monthly Payment immediately preceding such Monthly Payment in reverse chronological order until such preceding Monthly Payment is also reduced to zero. Any Repayment Shares required to be delivered pursuant to this Section 1.3 as a result of notice given by the Holder to increase the Monthly Payment following the applicable Payment Date, will be required to delivered from such notice date in accordance with the time frames set forth in Section 3.2.
1.4
Prepayment. The Maker may repay all, but not less than all, of the then Outstanding Principal Amount at a repayment price equal to the Prepayment Amount on any date following the Prepayment Right Date; provided that the Maker shall have given no less than ten (10) day’s written notice to the Holder of such intended prepayment (the “Prepayment Notice”). If the Maker elects to prepay this Note pursuant to this Section 1.4, the Holder shall have the right to deliver a written notice to the Company (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, of the Holder’s election to convert up to one third (1/3) of the Outstanding Principal Amount (the “Maximum Amount”) in accordance with the provisions of Article 3. Such Prepayment Conversion Notice shall specify the portion of the Outstanding Principal Amount (up to the Maximum Amount) that the Holder is electing to convert pursuant to this Section 1.4. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the Outstanding Principal Amount in cash at a repayment price equal to (X) the Prepayment Amount (as defined in the Purchase Agreement), minus (Y) the Outstanding Principal Amount to be converted pursuant to the Prepayment Conversion Notice and (ii) issue a number of Conversion Shares, if any, equal to (A) the Outstanding Principal Amount to be converted pursuant to such Prepayment Conversion Notice divided by (B) the lesser of (I) the Repayment Share Price or (II) the Conversion Price (each as defined below), in accordance with Article 3, as applicable. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Principal Amount that is subject to a Conversion Notice delivered by the Holder in accordance with Article 3 prior to the date the Company delivers the Prepayment Notice.
1.5
Delisting from a Trading Market. If at any time the Common Stock ceases to be listed on a Trading Market (a “Delisting Event”), (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election, at any time following the Issuance Date, upon notice to the Company in accordance with Section 5.1, convert all or a portion of the Outstanding Principal Amount at a conversion price equal to the lower of (A) the then-current Conversion Price and (B) the greater of (x) the Floor Price and (y) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to delivery by the Holder of its notice of conversion pursuant to this Section 1.5. The Company and the Holder each acknowledge that they intend to engage each other to discuss this provision upon the occurrence of a Delisting Event.
1.6
Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.
1.7
Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note; provided that such transfer or sale shall not be to a Person reasonably deemed to be a Competitor of the Company without the Company’s consent.
1.8
Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.
1.9
Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.
1.10
Floor Price. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, in no event shall any shares of Common Stock be issued pursuant to this Agreement or the other Transaction Documents, upon conversion of this Note or otherwise, at a price per share lower than the Floor Price.
ARTICLE 2
2.1
Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events described below:
(a)
any default in the payment of the Principal Amount or any accrued and unpaid interest hereunder when due (whether on the Maturity Date or by acceleration) and such default continues for a period of two (2) Business Days;
(b)
the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document, other than those described in Sections 2.1(c), (d), (f), (i), (m), or (n) and such failure continues for a period of ten (10) Business Days;
(c)
the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into Common Stock;
(d)
the Maker shall fail to (i) timely deliver Investor Shares as and when required or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents and such payment failure continues for five (5) Business Days;

(e)
[Reserved];
(f)
at any time the Maker shall fail to have the Required Minimum of shares of Common Stock authorized, reserved and available for issuance to satisfy the potential conversion in full of this Note (disregarding for this purpose any and all limitations of any kind on such conversion contained in the Transaction Documents other than the Floor Price);
(g)
any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect as of the date on which it was made;
(h)
[Reserved];
(i)
the Maker or any of its Significant Subsidiaries shall (A) default in any payment of any amount or amounts of principal of on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity and, in the case of clauses (A) and (B), such acceleration shall not, after the expiration of any applicable grace period, have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness shall not have been paid or discharged, as the case may be, within 10 days;
(j)
the Maker or any of its Significant Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;
(k)
a proceeding or case shall be commenced in respect of the Maker or any of its Significant Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Significant Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Significant Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;
(l)
one or more final judgments or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Significant Subsidiaries;
(m)
the failure of the Maker to instruct the Transfer Agent to remove any legends from shares of Common Stock and issue such unlegended certificates to the Holder within as required pursuant to the terms of this Note;
(n)
the Maker’s Common Stock is no longer publicly traded or ceases to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;
(o)
the Maker proposes to or does consummate a “going private” transaction as a result of which the Common Stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act;
(p)
there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the Transfer Agent restricting the trading of such Common Stock and such order, suspension or restriction shall continue for two (2) Trading days;
(q)
the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock are no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;
(r)
the Company’s Market Capitalization is below $20,000,000.00 for ten (10) consecutive days; or
(s)
the Maker challenges the enforceability of any provision of this Note or any Transaction Document days.
2.2
Remedies Upon an Event of Default.
(a)
Upon the occurrence of any Event of Default , the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof.
(b)
Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Days of the Company’s knowledge of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.
(c)
Upon the occurrence and during the continuance of an Event of Default, the Holder may at any time at its option (1) declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker and (2) exercise all other rights and remedies available to it under the Transaction Documents; provided, however, that (x) upon the occurrence of an Event of Default described above or an event which with the passage of time may result in an Event of Default, the Holder, in its sole and absolute discretion (without the obligation to provide notice of such Event of Default or potential Event of Default), may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into shares of Common Stock at the lower of (i) the then-current Conversion Price and (ii) the greater of (A) the Floor Price and (B) eighty-percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law and (y) upon the occurrence of an Event of Default described in Section 2.1(j) and (k) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. Notwithstanding the foregoing and provided no other Event of Default has occurred or occurs the Company upon the occurrence of an Event of Default under Section 2.1(r) shall not be required to make a cash payment in respect of the Mandatory Default Amount for a period of one hundred twenty (120) days from the occurrence of such Event of Default; provided, however, that the Holder shall be entitled to exercise such other rights, powers, privileges, remedies and interests as are available to it under this Note, the Purchase Agreement, the other Transaction Documents or applicable law.
(d)
No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder.
(e)
No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
ARTICLE 3
3.1
Conversion.
(a)
Conversion. At any time following the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal Amount that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with the instructions set forth in Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”). Any amounts of the Outstanding Principal Amount converted pursuant to this Section 3.1(a) shall be credited to the next scheduled Monthly Payment, or if any amount of the Outstanding Principal Amount converted hereunder exceeds the next scheduled Monthly Payment, the next succeeding scheduled Monthly Payment(s) shall be credited, as applicable.
(b)
Conversion Price. The “Conversion Price” means, $2.44, and shall be subject to adjustment as provided herein, subject to the Floor Price.
3.2
Delivery of Conversion Shares. As soon as practicable after the occurrence of any event requiring the issuance of Conversion Shares, and in any event within four (4) Trading Days for the first conversion hereunder and within two (2) Trading Days for any conversion thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable Common Stock to which the Holder shall be entitled, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends, except for any such legends as may be required under the Securities Act. In lieu of delivering physical certificates for the shares of Common Stock issuable upon the occurrence of any event requiring the issuance of Conversion Shares in accordance with this Note, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause the Transfer Agent to electronically transmit such Conversion Shares so issuable to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit and Withdrawal At Custodian (“DWAC”) system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee); provided, that such issuance shall only be made through DTC’s DWAC system if such Conversion Shares will be issued free of restrictive legends.
3.3
Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents to the extent (but only to the extent) that such conversion or receipt, as applicable, would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined in the Purchase Agreement) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible or whether Investor Shares are otherwise issuable shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion or other required issuance of Investor Shares shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares or other Investor Shares requested in such notice is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act or exempt from the registration and qualification requirements under the 1933 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or the Transfer Agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within two (2) Business Days of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding as of the date of such request. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, the Holder and the Company agree that nothing in the Transaction Documents shall require the Company to issue any Common Stock to Lender to the extent such issuance would result in the aggregate number of Investor Shares issued by the Company pursuant to the Transaction Documents (including any Incentive Shares) to exceed the Conversion Cap.
3.4
Adjustment of Conversion Price.
(a)
To the extent there is any Outstanding Principal Amount under the Note, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i)
Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date effect a split or other subdivision of the outstanding Common Stock, the applicable Conversion Price and Floor Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding Common Stock, the applicable Conversion Price and Floor Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.
(ii)
Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the Ex-Dividend Date for such dividend or distribution, by multiplying the applicable Conversion Price then in effect by a fraction:
(1)
the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and
(2)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
(iii)
Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise), in each case, on the Ex-Dividend Date for such dividend or distribution, so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or cash or the fair market value of such other property (as reasonably determined by the Board of Directors) that it would have received had this Note been converted into shares of Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note.
(iv)
Adjustments for Reclassification, Exchange or Substitution. If the shares of Common Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section

3.4(a)(vii) hereof), then, and in each event, a corresponding revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such Note might have been converted at the effective time of such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.
(v)
Adjustments for Issuance of Additional Shares of Common Stock. In the event the Maker shall at any time or from time to time after the Issuance Date issue or sell any additional Common Stock (“Additional Common Stock”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 3.4(a)), pursuant to any Equity Plan (including pursuant to Common Stock Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Stock Equivalents (as defined below) granted or issued prior to the Issuance Date, (C) Exempted Securities, or (D) pursuant to the terms of this Note, in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Common Stock. For purposes of clarification, the amount of consideration received for such Additional Common Stock shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Common Stock (i.e., warrants, rights of first refusal or other similar rights).
(vi)
Issuance, Amendment or Adjustment of Common Stock Equivalents. Except for Exempted Securities, if (x) the Maker, at any time after the Issuance Date, shall issue any Convertible Securities or Common Stock Equivalents and the price per share for which Common Stock may be issuable pursuant to any such Common Stock Equivalent shall be less than the Conversion Price then in effect, or (y) the price per share for which Common Stock may be issuable under any Common Stock Equivalents is amended or adjusted, pursuant to the terms of such Common Stock Equivalents or otherwise, and such price as so amended or adjusted shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (v) of this Section 3.4(a) as if the maximum number of shares of Common Stock issuable upon conversion, exercise or exchange of such Common Stock Equivalents had been issued on the date of such issuance or amendment or adjustment.
(vii)
Consideration for Stock. In case any Common Stock or any Common Stock Equivalents shall be issued or sold:
(1)
in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2)
in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued shares of Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation as determined in good faith by the Board of Directors of the Maker. If any such calculation results in adjustment of the Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Note, the determination of the Conversion Price or the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Note.
(viii)
Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.
(b)
No Impairment. The Maker shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.
(c)
Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.
(d)
Issue Taxes. The Maker shall pay any and all issue and transfer or other similar taxes, excluding for the avoidance of doubt any federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.
(e)
Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to such fractional shares multiplied by the Conversion Price then in effect.
(f)
Reservation of Shares of Common Stock. The Maker shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, the Required Minimum of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion contained in the Transaction Documents other than the Floor Price). The Maker shall, from time to time, use all commercially reasonable efforts to increase the authorized number of shares of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).
(g)
Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any United States federal state or regulatory law before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, use commercially reasonable efforts to secure such registration, listing or approval, as the case may be.
(h)
Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.
3.5
Prepayment Following a Change of Control.
(a)
Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. Promptly following entry into an agreement for a Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, upon the Holder’s becoming aware of the occurrence of Change of Control), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Outstanding Principal Amount plus five percent (5%) of the Outstanding Principal Amount (the “COC Repayment Price”), by

delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.
(b)
Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.
3.6
Inability to Fully Convert.
(a)
Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in Common Stock as permitted under this Note, the Maker cannot issue Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the shares of Common Stock which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:
(i)
require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock or for which shares of Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the VWAP on the date of the Conversion Notice (the “Mandatory Prepayment Price”);
(ii)
void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or
(iii)
defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.
(b)
Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion

Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).
(c)
Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.
(d)
No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.
3.7
Compensation for Buy-In on Failure to Timely Deliver Conversion Shares. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder Conversion Shares or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Shares that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of Conversion Shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.
3.8
Nasdaq Ownership Limitation. Notwithstanding anything to the contrary contained herein, prior to the receipt of Stockholder Approval, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note or as otherwise required pursuant to the terms of the Transaction Documents to the extent (but only to the extent) that such conversion or receipt, as applicable, would cause the Holder Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Conversion Cap.
ARTICLE 4
4.1
Covenants. For so long as this Note is outstanding, without the prior written consent of the Holder:
(a)
Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.
(b)
Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books reserves with respect thereto in accordance with generally accepted accounting principles, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.
(c)
Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises (other than the existence, rights and franchises of the Subsidiaries of the Maker that the board of directors of the Maker determine are no longer necessary or useful to the operation of the Maker’s business) and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.
(d)
Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e)
Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transaction until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.
(f)
Issuance of Debt. Notwithstanding any other provisions set forth in the Transaction Documents, except for Exempted Securities, without the prior written consent of the Holder, the Company hereby covenants and agrees not to incur any Indebtedness (other than Permitted Indebtedness) while this Note remains unpaid in full.
(g)
Repayment of This Note. If the Company or any Subsidiary issues any debt for borrowed money, including any subordinated debt or convertible debt (other than the Note or any other “Note” as defined in this Purchase Agreement), other than Exempted Securities and/or Permitted Indebtedness, in one or more transactions, unless otherwise waived in writing by and at the discretion of the Holder, the Company will immediately utilize the proceeds of such issuance to repay the Notes, or if the Company or any Subsidiary (i) issues any Equity Interests other than Exempted Securities, or (ii) sells any assets or asset in one more or more transactions, for aggregate proceeds in excess of ten million dollars ($10,000,000), unless otherwise waived in writing by and at the discretion of the Holder, the Company will direct twenty percent (20%) of the proceeds from such issuance or sale to repay amounts due and owing under the Notes.
4.2
Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.
ARTICLE 5
5.1
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth in the Purchase Agreement.
5.2
Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.
5.3
Headings. The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Note shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

5.4
Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.
5.5
Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of the Notes, including, without limitation, attorneys’ fees and expenses.
5.6
Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.
5.7
Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
5.8
Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9
Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such court, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such court represents an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.
5.10
Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.
5.11
Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
5.12
Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.
(a)
No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
(b)
THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

IRIDEX CORPORATION

By: /s/ David I. Bruce

Name: David I. Bruce

Title: Chief Executive Officer

EXHIBIT A

WIRE INSTRUCTIONS

Name of Bank: [***]

Routing #: [***]

For credit to: [***]

Account #: [***]

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the registered Holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Common Stock of IRIDEX Corporation, a Delaware corporation (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:

Name:

Title:

Address: